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                                                                   EXHIBIT 10.15



                      SECOND AMENDMENT TO CREDIT AGREEMENT


        THE SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 1, 1999 by and between INVIVO CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of October 6, 1998, as amended from time to time ("Credit Agreement").

        WHEREAS, Bank and borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

       1. Section 1.2(a) is hereby deleted in its entirety, and the following substituted therefor:

                             "(a) Line of Credit. Subject to the terms and
                      conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including December 1, 2000, not to exceed at any time the aggregate principal amount of Seven Million Five Hundred Thousand Dollars ($7,5000,000.00) ("Line of Credit"), the proceeds of which shall be sued (I) to provide working capital for Borrower and for Borrower's wholly owned subsidiaries, Linear Laboratories Corp., Lumidor Safety Corporation, Sierra Precision and Invivo Research, Inc. (each, a "Subsidiary" and collectively, the "subsidiaries"), and
                      (ii) to finance Borrower's repurchase of its stock in amounts not to exceed an aggregate of One Million Dollars ($1,000,000.00) during the term of the Line of Credit. Borrower" obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference."


       2. Section 1.2(a) is hereby deleted in its entirety, and the following substituted therefor:

                                    "1.7 GUARANTIES. All indebtedness of
                             Borrower to Bank shall be guaranteed by each Subsidiary in the principal amount of Seven Million Five Hundred Ten thousand Dollars ($7,510,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank".

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       3.     Section 4.8 (a) and (b) are hereby deleted in their entirety, and the following substituted therefor:

                                    "(a) Working Capital not at anytime less
                             than $9,000,000.00, with "Working Capital" defined as total current assets minus total current liabilities;


                                     (b) Tangible Net Worth not at any time less
                             than $25,000,000.00, with "Tangible Net Worth" defined as the aggregate of total stockholders' equity plus subordinated debt less any intangible assets."

       4. Section 4.8 (e) is hereby deleted in its entirety, without substitution.

       5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same remaining when used in this Amendment. This Amendment and the Credit agreement shall be read together, as on document.

       6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

               IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the day and year first written above.



                                              WELLS FARGO BANK,
        INVIVO CORPORATION                    NATIONAL ASSOCIATION



        By:  _________________________        By:  _________________________
             James B. Hawkins                      Dean Adansi
             President                             Vice President




        By:  _________________________
                John F. Glenn
                Vice President-Finance

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